Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 2016, relating to the consolidated financial statements of Ascendis Pharma A/S and subsidiaries, appearing in the Annual Report on Form 20-F for the year ended December 31, 2015.

Deloitte Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark

November 30, 2016

/s/ Jens Sejer Pedersen State Authorised Public Accountant	/s/ Flemming Larsen State Authorised Public Accountant